Exhibit 99.1

                                                       SANGAMO BIOSCIENCES, INC.
                                                      Point Richmond Tech Center
                                                             501 Canal Boulevard
                                                              Richmond, CA 94804
                                                510-970-6000 o 510-236-8951(Fax)

--------------------------------------------------------------------------------

        SANGAMO BIOSCIENCES CORRECTS THIRD QUARTER 2006 FINANCIAL RESULTS

                 NET LOSS PER SHARE IMPROVES FROM $0.09 TO $0.08

Richmond, Calif. - October 30, 2006 - Sangamo BioSciences, Inc. (Nasdaq: SGMO) today reported the shares used in computing the basic and diluted net loss per common share for the third quarter ended September 30, 2006 were incorrect. As a result, the basic and diluted net loss per common share was incorrectly stated as $0.09 per share and should have been stated as $0.08 per share. Set forth below is a complete corrected Selected Financial Data schedule for the three and nine month periods ended September 30, 2006.

                             SELECTED FINANCIAL DATA
                      (in thousands, except per share data)
                                   (unaudited)

                                                 Three Months Ended       Nine Months Ended
                                                    September 30,           September 30,
                                                ---------------------   ---------------------
                                                  2006        2005        2006        2005
                                                ---------   ---------   ---------   ---------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues                                        $   1,779   $     412   $   5,692   $   1,087
                                                ---------   ---------   ---------   ---------
Operating expenses:
  Research and development                          3,853       2,988      11,470       8,210
  General and administrative                        1,569       1,216       5,145       3,705
                                                ---------   ---------   ---------   ---------
    Total operating expenses                        5,422       4,204      16,615      11,915
                                                ---------   ---------   ---------   ---------
Loss from operations                               (3,643)     (3,792)    (10,923)    (10,828)
Interest income, net                                  798         125       2,007         228
                                                ---------   ---------   ---------   ---------
Net loss                                        $  (2,845)  $  (3,667)  $  (8,916)  $ (10,600)
                                                =========   =========   =========   =========
Basic and diluted net loss per common share     $   (0.08)  $   (0.14)  $   (0.28)  $   (0.42)

Shares used in computing basic and diluted
 net loss per common share                         33,939      25,430      31,960      25,386
                                                =========   =========   =========   =========

CONDENSED BALANCE SHEET DATA

                                          September 30,   Dec. 31,
                                              2006          2005
                                          -------------  ----------
Cash, cash equivalents, and investments          56,990  $   47,174
Total assets                                     58,299      48,983
Total stockholders' equity                       50,935      37,814

ABOUT SANGAMO BIOSCIENCES, INC.

Sangamo BioSciences, Inc. is focused on the research and development of novel DNA-binding proteins for therapeutic gene regulation and modification. The most advanced ZFP Therapeutic(TM) development programs are currently in Phase 1 clinical trials for evaluation of safety in patients with diabetic neuropathy and peripheral artery disease. Other therapeutic development programs are focused on ischemic heart disease, neuropathic pain, cancer and infectious and monogenic diseases. Sangamo's core competencies enable the engineering of a class of DNA-binding proteins known as zinc finger DNA-binding proteins (ZFPs). By engineering ZFPs that recognize a specific DNA sequence Sangamo has created ZFP transcription factors (ZFP TF(TM)) that can control gene expression and, consequently, cell function. Sangamo is also developing sequence-specific ZFP Nucleases (ZFN(TM)) for therapeutic gene modification as a treatment for a variety of monogenic diseases, such as X-linked SCID and hemophilia, and for infectious diseases, such as HIV. Sangamo has established several Enabling Technology Agreements with companies to apply its ZFP Technology to enhance the production of protein pharmaceuticals. Research at Sangamo is partially funded by an Advanced Technology Program (ATP) grant awarded by the National Institute of Standards and Technology (NIST). For more information about Sangamo, visit the company's web site at www.sangamo.com.

This press release may contain forward-looking statements based on Sangamo's current expectations. These forward-looking statements include, without limitation, references to the research and development of novel ZFP TFs and ZFNs, clinical trials and therapeutic applications of Sangamo's ZFP technology platform. Actual results may differ materially from these forward-looking statements due to a number of factors, including technological challenges, Sangamo's ability to develop commercially viable products and technological developments by our competitors. See the company's SEC filings, and in particular, the risk factors described in the company's Annual Report on Form 10-K and its most recent 10-Q. Sangamo assumes no obligation to update the forward-looking information contained in this press release.

CONTACT

Sangamo BioSciences, Inc.
-------------------------
Elizabeth Wolffe, Ph.D.
510-970-6000, x271
ewolffe@sangamo.com

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